Exhibit T3A.3

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Articles of Incorporation

Business Corporations Act
Section 6

1. **Name of Corporation**

   1839688 ALBERTA ULC

2. **The classes of shares, and any maximum number of shares that the corporation is authorized to issue:**

   The Corporation is authorized to issue an unlimited number of one class of shares, designated as "Common Shares".

3. **Restrictions on share transfers** *(if any)*:

   No securities, other than non-convertible debt securities, of the Corporation shall be transferred to any person without the approval of the Board of Directors by resolution.

4. **Number, or minimum and maximum number, of directors that the corporation may have:**

   The Corporation shall have a minimum of 1 and a maximum of 9 directors.

5. **If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):**

   There shall be no restrictions on the business that the Corporation may carry on.

6. **Other rules or provisions** *(if any)*:

   Refer to "Other Rules or Provisions" attachment.

7. **Date authorized by Incorporators:** 08 / 07 / 2014
   Month / Day / Year

Incorporators

Name of Person Authorizing *(please print)*	Address: *(including postal code)*	Authorized Signature
Jeremy Ehrlich	5300 Commerce Court West 199 Bay Street Toronto, ON M5L 1B9	

OTHER RULES OR PROVISIONS
Attached to and Forming Part of
the Articles of Incorporation of
1839688 ALBERTA ULC

1. The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

2. The number of holders of securities of the Corporation, other than non-convertible debt securities, not including employees and former employees of the Corporation or its affiliates, is limited to not more than fifty (50) persons, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

3. Any invitation to the public to subscribe for the Corporation's securities is prohibited.

4. Without limiting the borrowing powers of the Corporation as set forth in the *Business Corporations Act* (Alberta), the directors of the Corporation may from time to time, without authorization of the shareholders,

   (a) borrow money on the credit of the Corporation;

   (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

   (c) subject to the *Business Corporations Act* (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

   (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

   Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

5. Subject to the *Business Corporations Act* (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

6. The Corporation has a lien on every security registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

7. Shareholders meetings may be held anywhere inside or outside Alberta that the directors determine by resolution from time to time.

Notice of Address or Notice of Change of Address

Business Corporations Act
Section 20

1. Name of Corporation	2. Corporate Access Number
1839688 ALBERTA ULC	2018396883

3. **Address of Registered Office** *(Street address, including postal code, or legal land description)*

4300 Bankers Hall West, 888 - 3rd Street S.W.
Calgary, AB
T2P 5C5

4. **Records Office** *(Street address, including postal code, or legal land description)*

4300 Bankers Hall West, 888 - 3rd Street S.W.
Calgary, AB
T2P 5C5

5. **Address for Service by Mail** *If different from Item 3 (Post office box, including postal code)*

N/A

6. **Date Authorized:** 08 / 07 / 2014
Month / Day / Year

______________________ (Authorized Signatory)

Jeremy Ehrlich, Incorporator
(Print Name & Title of Authorized Person)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427-7013

Notice of Directors or Notice of Change of Directors

Business Corporations Act
Sections 106, 113 and 289

1. Name of Corporation	2. Alberta Corporate Access Number
1839688 ALBERTA ULC	2018396883

3. On the date of Incorporation the following persons were appointed Director(s):

Name of Director (Last, First, Second)	Mailing Address (including postal code)	Are you a resident Canadian? Yes No
Marwah, Rajat	5 Par Avenue, Sault Ste. Marie, ON P6A 6L3	Yes

4. The following persons ceased to hold office as Director(s) on N/A (year / month / day):

Name of Director (Last, First, Second)	Mailing Address (including postal code)

5. As of this date, the Director(s) of the corporation are:

Name of Director (Last, First, Second)	Mailing Address (including postal code)	Are you a resident Canadian? Yes No
Marwah, Rajat	5 Par Avenue, Sault Ste. Marie, ON P6A 6L3	Yes

6. To be completed only by Alberta Corporations:

Are at least 25% of the members of the Board of Directors Resident Canadians? ☑ Yes ☐ No

7. Date Authorized: 08 / 07 / 2014 (Month / Day / Year)

(Authorized Signatory)

Jeremy Ehrlich, Incorporator
(Print Name & Title of Authorized Person)